SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 20, 1998
                                                        ----------------

                        ELECTRONICS COMMUNICATIONS CORP.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

        1-13764                                               11-2649088
        -------                                               ----------
(Commission File Number)                           (IRS Employer Identification
                                                              Number)

425 Broadhollow Road
Melville, New York                                                       11747
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(Address of principal executive                                       (Zip Code)
        office)

Registrant's telephone number, including area code 516-501-0466
                                                   ------------

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                        ELECTRONICS COMMUNICATIONS CORP.

ITEM 9.           SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S
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                  On January 20, 1998, the Registrant  consummated  the sale for
$4,500,000 in gross cash proceeds of 45 shares of a newly designated Series C Convertible Preferred Stock (the "Preferred Shares"). The Preferred Shares were sold to a limited group of non-U.S. persons in an offshore securities offering effectuated in reliance upon an exemption from the registration provisions of the Securities Act of 1933 (the "Act") pursuant to the exemption afforded by Regulation S promulgated under the Act. Each purchaser represented among other matters that it was a non-U.S. person, that it was experienced in financial and business matters, that at the time its purchase order originated, it was outside the United States, and that it was purchasing the Preferred Shares for its own account for investment and not with a view toward resale or distribution.

                  Domain Investments, Inc. served as placement agent for the offering and was paid a placement fee equal to 13% of the offering proceeds.

                  The Preferred Shares do not contain voting rights. Holders of the Preferred Shares are entitled to receive a 10% cumulative annual dividend payable in semi-annual installments commencing July 1, 1998, in cash, or at the Registrant's option, in shares of the Registrant's common stock valued at a 35% discount from the average closing bid price for the common stock in the over-the-counter market for the five trading days immediately preceding the dividend payment date.

                  The Preferred Shares are convertible, in whole or in part, at any time at the holder's election commencing fifty (50) days after issuance of the Preferred Shares into shares of the Registrant's common stock at an initial conversion price equal to a 25% discount from the average closing bid price for the common stock in the over-the-counter market for the five trading days immediately preceding the conversion as reported by The National Quotation Bureau, said discount thereafter increasing at the rate of 2% per calendar month commencing March 1, 1998 up to a maximum discount of 35%. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up to the nearest whole share. The Registrant has no ability to force conversion but 24 months after issuance of the Preferred Shares, any outstanding Preferred Shares will automatically convert into shares of common stock based on the Conversion Formula then in effect.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                ELECTRONICS COMMUNICATIONS CORP.
                                                --------------------------------
                                                          (Registrant)

Dated: February 3, 1998
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                                                By /s/Joseph A. Rosio
                                                   ---------------------
                                                   Joseph A. Rosio, President

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